Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

WARRANT TO

PURCHASE COMMON STOCK

OF

BIT9, INC.

Issued on July 13, 2012

This certifies that for value received, SC US GF V Holdings, Ltd., or its registered assigns (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from Bit9, Inc., a Delaware corporation (or its successors and assigns) (the “Company”), on the Exercise Date, the Warrant Stock at a price per share equal to the Warrant Price, upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States or as otherwise provided herein.

ARTICLE 1  Definitions. The following definitions shall apply for purposes of this Warrant:

1.1                “Applicable Percentage” means 12.5%; provided that in the event that any portion of the purchase rights represented hereby are transferred to a third party in accordance with the terms hereof, the Applicable Percentage set forth in any Warrants issued in respect of any such transfer shall be proportionately reduced with it being understood that the aggregate Applicable Percentage represented by all such Warrants shall remain 12.5%.

1.2                “Applicable Shares” means the sum of (a) the number of shares of Common Stock into which the shares of Series A Redeemable Stock of the Company convert at the Initial Public Offering and (b) the Warrant Stock (as defined below).

1.3                “Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

1.4                “Exercise Date” means the date of the Initial Public Offering (as defined below).

1.5                “Initial Public Offering” means the closing of the sale of shares of Common Stock to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

1.6                “Subsidiary” means any corporation, partnership, trust or other entity of which the Company and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

1.7                “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.8                “Warrant Price” means $0.001.

1.9                “Warrant Stock” means the number of shares of Common Stock at the Initial Public Offering equal to the product of (a) the Applicable Percentage and (b) the Applicable Shares.

ARTICLE 2  Exercise.

2.1                Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may only exercise this Warrant on the Exercise Date for all of the shares of Warrant Stock for which this Warrant is exercisable, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto as Exhibit 1 duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock for which this Warrant is exercisable by (b) the Warrant Price, as determined in accordance with the terms hereof.

2.2                Form of Payment. Subject to Section 2.5 below, payment may be made by (a) a check payable to the Company’s order, (b) wire transfer of immediately available funds to the Company or (c) any combination of the foregoing.

2.3                No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share.

2.4                Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached as Exhibit 1 hereto.

2.5                Net Exercise Election. The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto as Exhibit 1 duly executed by the Holder, into the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)

     A

where                                        X = the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 2.5.

Y = the number of shares of Warrant Stock for which this Warrant is exercisable.

A = the per share offering price to the public of the Company’s Common Stock pursuant to the Initial Public Offering.

B = the Warrant Price.

ARTICLE 3      Issuance of Stock. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise. Surrender of this Warrant in connection with the exercise thereof shall not be required if the Holder delivers an executed affidavit of loss, damage or mutilation, and an executed agreement to indemnify the Company (as reasonably requested by the Company).

ARTICLE 4           Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of the Holder’s counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

ARTICLE 5      Treatment of Warrant on a Liquidation Event.

5.1                          Termination. In the event of any (a) consolidation, merger, or other reorganization of the Company into or with any other entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Company is the surviving corporation and the holders of the Company’s voting stock outstanding immediately prior to the transaction constitute the holders of a majority of the voting stock outstanding immediately following the transaction), (b) dissolution of the Company, or (c) sale, abandonment, lease, license, transfer or other disposition by the Company of all or substantially all its properties or assets (each, a “Liquidation Event”), this Warrant shall terminate automatically upon the closing of the applicable Liquidation Event. In the event the Holder does not exercise this Warrant on the Exercise Date, this Warrant shall terminate on the day after the Initial Public Offering.

ARTICLE 6  Representations and Warranties.

6.1                          Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)              Due Authorization. All corporate action on the part of the Company’s directors necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Warrant has been taken, and this Warrant when executed and delivered, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b)              Offer, Issuance and Sale. Based in part on the representations and warranties made by the Holder in Section 6.2 hereof, the offer, issuance, sale and delivery of the Warrant and Warrant Stock are or will be exempt from the registration requirements of the Act and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents will take any action that would cause the loss of such exemption.

(c)               Corporate Power. The Company has the corporate power and authority to issue, execute and deliver the Warrant and to carry out and perform all its obligations under the Warrant.

6.2                Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a)              Due Authorization. All corporate action on the part of the Holder necessary for the authorization, execution, delivery of, and the performance of all obligations of the Holder under this Warrant has been taken, and this Warrant when executed and delivered, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b)              Purchase for Own Account. The Warrant and, if applicable, the Warrant Stock will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(c)               Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act (an “accredited investor”).

ARTICLE 7    No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

ARTICLE 8      No Impairment. The Company will not, by amendment of its Certificate of Incorporation or bylaws, each as amended to date, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

ARTICLE 9      Transfer; Exchange; Replacement. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment document at the principal office of the Company. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrant shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrant.” Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

ARTICLE 10         “Market Stand-Off” Agreement. The Holder hereby acknowledges and agrees that the Warrant Stock shall be subject to the restrictions described in Section 2.14 of the Sixth Amended and Restated Investor Rights Agreement dated on or about the date hereof by and among the Company, the Investors and the Key Holders (each as defined therein), as the same may be amended from time to time.

ARTICLE 11         Nature of Stock. The shares of Warrant Stock issuable upon exercise of the Warrant are “restricted securities” within the meaning of the Act and are subject to restrictions on transfer. Accordingly, the certificates representing the shares of Warrant Stock will bear a legend evidencing their restricted nature substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The shares of Warrant Stock reserved pursuant to this Warrant are not, and at the time of exercise of the Warrant will not be, registered under the Act because the sale of the shares thereunder is exempt from registration. To enable the Company to satisfy the requirements of the exemption, the Holder has represented to the Company that it is an “accredited investor” within the meaning of the Act, and that it is acquiring this Warrant for its own account for investment purposes and not with a view toward the public resale or other distribution thereof.

ARTICLE 12         Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

ARTICLE 13         Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

ARTICLE 14         Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) when faxed (with transmission acknowledgment received); provided, however, that any faxes sent on a day other than a business day shall be deemed received on the following business day; (b) when delivered personally; (c) five (5) days after being sent by certified or registered mail (return receipt requested); (d) two (2) days after being sent by overnight delivery providing receipt of delivery; or (e) when sent by electronic mail (with receipt acknowledge by electronic mail reply) when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as any party or the Company may designate by giving ten (10) days’ prior written notice to all other parties.

ARTICLE 15         Amendment; Waiver. This Warrant may only be amended with the prior written consent of the Holder and the Company. No waiver of, or exception to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

ARTICLE 16         Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

ARTICLE 17         Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name as of the date first above written.

THE COMPANY:

BIT9, INC.

By:	/s/ Patrick Morley
Name:	Patrick Morley
Title:	President and Chief Executive Officer

Address:
266 Second Ave.
Waltham, MA 02451

THE HOLDER:

SC US GF V HOLDINGS, LTD.

a Cayman Islands exempted company

By: SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.

SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.

both Cayman Islands exempted limited partnerships, its Members

By:                            SCGF V MANAGEMENT, L.P.,

a Cayman Islands exempted limited partnership, its General Partner

By:                            SC GF V TT, LTD.,

a Cayman Islands exempted company, its General Partner

By:

/s/ Scott Carter
Name:	Scott Carter
Title:	Director

Address:

[Signature Page to Warrant]

Exhibit 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:                             BIT9, INC.

(1)                 The undersigned Holder hereby elects to purchase              shares of Common Stock of BIT9, INC. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)                 Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.5 of the Warrant.

[STRIKE PARAGRAPH ABOVE THAT DOES NOT APPLY]

(3)                 Please issue a certificate or certificates representing such shares of Warrant Stock in the names specified below:

(Name)	(Name)

(Address)	(Address)

(City, State, Zip Code)	(City, State, Zip Code)

(Federal Tax identification Number)	(Federal Tax identification Number)

(Date )	(Signature of Holder)